EXHIBIT 99.1

SIX FLAGS                                                                  NEWS
--------------------------------------------------------------------------------
FOR:           SIX FLAGS, INC.
CONTACT:       Jim Dannhauser, Chief Financial Officer
               122 East 42nd Street
               New York, NY 10168
               (212) 599-4693

KCSA           Joseph A. Mansi/Robert Greenberg
CONTACTS:      (212) 896-1205 / (212) 896-1265
               jmansi@kcsa.com / rgreenberg@kcsa.com
               ---------------   -------------------

                                                           FOR IMMEDIATE RELEASE

             SIX FLAGS REPORTS THIRD QUARTER AND NINE MONTH RESULTS
                         AND CONFIRMS FULL YEAR OUTLOOK
                 o FULL YEAR PERFORMANCE EXPECTED AT TOP END OF
                           PREVIOUSLY ANNOUNCED RANGE
                          o STRONG OCTOBER PERFORMANCE
                                   - - - - - -

NEW YORK, November 12, 2003 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the three months and nine months ended September 30, 2003.

THREE MONTH RESULTS

           Revenues from consolidated operations for the 2003 third quarter were $565.5 million, compared to $558.1 million for the comparable quarter of 2002, representing a 1.3% increase. The 2003 performance reflects a 2.9% increase in per capita revenues in the quarter, offset in part by a decrease in attendance at the consolidated parks of 1.8%. The 2003 performance also reflects the inclusion of the New Orleans park (acquired on August 23, 2002) for the full quarter. Excluding the New Orleans park from both periods, revenue from consolidated operations decreased by $2.7 million (0.5%) in the 2003 quarter.

           Operating costs and expenses, including depreciation and other non-cash charges, were $297.3 million in the 2003 quarter and $280.3 million in the year-ago period. Excluding depreciation and other non-cash charges, total cash operating costs and expenses were $256.5 million in the third quarter of 2003, as compared to $239.1 million in the prior-year quarter. Excluding expenses at Six Flags New Orleans for both periods, total cash operating costs and expenses increased $13.3 million (5.6%) compared to the 2002 quarter.

SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 12, 2003
PAGE 2

           EBITDA (Adjusted) from Consolidated Operations was $309.0 million in the third quarter of 2003 compared to $319.0 million in the 2002 quarter.1 Adjusted EBITDA including Unconsolidated Operations for the third quarter of 2003 was $332.6 million compared to $345.6 million in the third quarter of 2002.1
           Net income was $140.2 million in the 2003 quarter as compared to $139.7 million in the prior year quarter. Net income applicable to common stock was $134.7 million in the 2003 quarter, compared to $134.2 million in the prior year quarter.

NINE MONTHS RESULTS

           For the first nine months of 2003, revenues from consolidated operations were $947.1 million, compared to $955.2 million for the comparable period of 2002. The 0.8% decrease in revenues from consolidated operations in the 2003 period reflects an increase in per capita revenues of 1.7%, offset by a decrease in attendance of 2.7% during the 2003 period. Excluding the New Orleans park from both periods, revenue from consolidated operations decreased by $29.1 million (3.1%) in the 2003 period, with attendance down by 5.2% and per capita revenues up by 2.2%.

           Operating costs and expenses, including depreciation and other non-cash charges, were $739.7 million in the 2003 nine-month period, as compared to $710.2 million in the 2002 period. Excluding depreciation and other non-cash expenses, total cash operating costs and expenses were $619.6 million in the 2003 period and $589.8 million in the prior-year period. Excluding expenses at the New Orleans park for both periods, total cash operating costs and expenses increased $14.6 million (2.5%) compared to the comparable period of 2002.

           EBITDA (Adjusted) from Consolidated Operations was $327.4 million in the 2003 period as compared to $365.4 million in the 2002 period.1 Adjusted EBITDA including Unconsolidated Operations for the 2003 period was $352.6 million compared to $395.9 million in 2002. 1

------------------
1 See notes 1 and 2 to the following table for a discussion of EBITDA (Adjusted) from Consolidated Operations, Adjusted EBITDA including Unconsolidated Operations, and for a reconciliation of these amounts to net loss. Additional reconciliations are contained on the Company's website (www.sixflags.com) under the heading "about us/investors."

SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 12, 2003
PAGE 3

           Net income was $17.8 million in the first nine months of 2003. Income prior to the cumulative effect of a change in accounting principle was $25.5 million in the 2002 period. Net income applicable to common stock was $1.3 million in the 2003 period. Income applicable to common stock prior to the cumulative effect of a change in accounting principle was $9.0 million in the 2002 period.

DISCUSSION

           Kieran E. Burke, Chairman and Chief Executive Officer, stated, "While our third quarter results reflect some continued impact of the economic slowdown and other performance issues which we have previously addressed, we did see a continuation of the improved performance trend which had begun to emerge in July. This improved trend continued in our October operations, especially our Halloween event, which was particularly strong. As a result, for the period from July 28 through November 2, our systemwide park-level revenues were approximately $23.0 million or 5.3% ahead of the prior year, driven by per capita revenue growth of 3.1% and an attendance increase of 2.1%. We are encouraged by the improvement in performance which we experienced in the latter part of our operating season."

           "All of our parks have now concluded their operating seasons, with the exception of various weekend and holiday operations in four markets. We now expect full year 2003 attendance at the consolidated parks of approximately 35.0 million, down approximately 1.6% from the prior year and total revenues from consolidated operations of approximately $1.03 billion, down approximately 0.7% from the prior year. We have continued to control our variable expenses, but have experienced increases in certain fixed costs in areas such as insurance and pension and medical benefits which we have previously described. Therefore, we expect full year 2003 EBITDA (Adjusted) from Consolidated Operations of approximately $300 million and Adjusted EBITDA including Unconsolidated Operations of approximately $330 million, the top end of our previously announced performance range."

           "As for next year, we are planning to implement a capital investment program entailing expenditures of approximately $75 million, including the expenditures at our unconsolidated operations. We have ample available liquidity and committed financing lines to pursue that plan, which we expect will enable us to generate a significant level of free cash flow."

SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 12, 2003
PAGE 4

           Six Flags, Inc. is the world's largest regional theme park company, with thirty-nine parks in markets throughout North America and Europe.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, accidents occurring at the Company's parks, adverse weather conditions, general economic conditions, consumer spending patterns, and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risk contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is available free of charge on the Company's website (www.sixflags.com)

This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.

                               (Tables to follow)

SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 12, 2003
PAGE 5


                                 SIX FLAGS, INC.
                          STATEMENT OF OPERATIONS DATA
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                            ------------------------------------  ---------------------------------
                                                                      SEPTEMBER 30,                           SEPTEMBER 30,
                                                            ------------------------------------  ----------------------------------
                                                                 2003                2002               2003             2002
                                                            -----------------   ----------------  -----------------  ---------------

Revenue                                                     $      565,483      $      558,099    $      947,050     $    955,162
Costs and expenses (excluding depreciation and other
   non-cash charges)                                               256,496             239,114           619,612          589,797
Depreciation and amortization                                       40,792              38,758           120,051          112,953
Non-cash compensation expense                                           25               2,446                76            7,495
                                                            -----------------   ----------------  -----------------  ---------------
Income from operations                                             268,170             277,781           207,311          244,917
Interest expense (net)                                             (51,438)            (56,494)         (158,515)        (172,938)
Equity in operations of theme parks                                 18,902              22,008            10,759           16,776
Early repurchase of debt 3                                              --                  --           (27,592)         (29,895)
Other expense                                                         (885)             (1,000)           (1,195)          (1,615)
                                                            -----------------   ----------------  -----------------  ---------------
Income before income taxes                                         234,749             242,295            30,768           57,245
Income tax expense                                                  94,576             102,631            12,969           31,717
                                                            -----------------   ----------------  -----------------  ---------------
Income before cumulative effect of a change in
  accounting principle                                             140,173             139,664            17,799           25,528
Cumulative effect of a change in accounting principle                   --                  --                --          (61,054)
                                                            -----------------   ----------------  -----------------  ---------------
Net income (loss)                                           $      140,173      $      139,664    $       17,799    $     (35,526)
                                                            =================   ================  =================  ===============
Net income (loss) applicable to common stock                $      134,679      $      134,170    $        1,320    $     (52,005)
                                                            =================   ================  =================  ===============

PER SHARE:
Net income (loss) per share - basic                         $         1.45      $         1.45    $         0.01     $      (0.56)
Net income (loss) per share - diluted 4                               1.32                1.31              0.01            (0.56)
Income per share before cumulative effect of a
   change in accounting principle - basic                             1.45                1.45              0.01             0.10
Income per share before cumulative effect of a
   change in accounting principle - diluted 4                         1.32                1.31              0.01             0.10
                                                            -----------------   ----------------  -----------------  ---------------

OTHER DATA:
Income per share - diluted - excluding early repurchase
 of debt, net of tax, and before cumulative effect of a
 change in accounting principle 3                           $          1.32     $         1.31    $         0.20     $       0.30
                                                            =================   ================  =================  ===============

EBITDA (Adjusted) from Consolidated Operations 1,2          $        308,987    $       318,985   $      327,438     $    365,365
Adjusted EBITDA including Unconsolidated
   Operations 1,2                                           $       332,616     $       345,622   $      352,598     $    395,933
Average weighted shares outstanding - basic                          92,617              92,535           92,617           92,476
Average weighted shares outstanding -diluted                        106,409             106,325           92,629           92,579


SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 12, 2003
PAGE 6

                               BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                        September 30, 2003  December 31, 2002
                                        ------------------  -----------------
                                            (unaudited)


Total assets                           $       4,381,507   $     4,245,158
Current portion of long-term debt                  8,580            20,072
Total long-term debt                           2,326,577         2,293,732
Mandatorily redeemable preferred stock           280,837           279,993
Total stockholders' equity                     1,406,650         1,359,692


                                      # # #



           1. EBITDA (Adjusted) from Consolidated Operations is defined as net income (loss) before cumulative effect of a change in accounting principle, income tax expense, other expense, early repurchase of debt (formerly extraordinary loss), equity in operations of theme parks, interest expense
(net), depreciation and amortization and non-cash compensation. Adjusted EBITDA including Unconsolidated Operations is defined as EBITDA (Adjusted) from Consolidated Operations plus (i) the Company's equity in operations of its four unconsolidated parks and (ii) depreciation and amortization expense and third-party interest and other non-operating expenses associated with those parks. The Company believes that EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, restrictive covenants in the Company's senior credit facility contain financial ratios based on EBITDA (Adjusted) from Consolidated Operations. Adjusted EBITDA including Unconsolidated Operations is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income
(loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Other companies define EBITDA-Based Measures differently than the Company.

SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 12, 2003
PAGE 7



2. The following table sets forth a reconciliation of net income (loss) to EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations for the periods shown (in thousands).

                                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                              ---------------------------------    --------------------------------
                                                                        SEPTEMBER 30,                          SEPTEMBER 30,
                                                              ---------------------------------    ---------------------------------
                                                                   2003               2002                 2003             2002
                                                              ---------------     -------------    --------------    --------------

Net income (loss)                                             $    140,173       $    139,664      $      17,799     $     (35,526)
Cumulative effect of an accounting change                               --                 --                 --            61,054
Income tax expense                                                  94,576            102,631             12,969            31,717
Other expense                                                          885              1,000              1,195             1,615
Early repurchase of debt (formerly extraordinary loss) 3               --                  --             27,592            29,895
Equity in operations of theme parks                                (18,902)           (22,008)           (10,759)          (16,776)
Interest expense (net)                                              51,438             56,494            158,515           172,938
Amortization                                                           347                476              1,040             1,039
Depreciation                                                        40,445             38,282            119,011           111,914
Non-cash compensation                                                   25              2,446                 76             7,495
                                                              ---------------     -------------     ---------------   --------------
EBITDA (Adjusted) from Consolidated Operations                     308,987            318,985            327,438           365,365
Equity in operations of unconsolidated theme parks                  18,902             22,008             10,759            16,776
Depreciation and amortization of unconsolidated theme parks          4,306              3,944             12,708            11,735
Third party interest and other non-operating expenses of
  unconsolidated theme parks                                           421                685              1,693             2,057
                                                              ---------------     -------------     ---------------   --------------
Adjusted EBITDA including Unconsolidated Operations           $    332,616       $    345,622        $   352,598      $    395,933
                                                              ===============     =============     ===============   ==============


SIX FLAGS REPORTS THIRD QUARTER RESULTS
NOVEMBER 12, 2003
PAGE 8

           The Company is not able as of this date to provide a reliable estimate of its income tax benefit and other income (expense) for the full year ended December 31, 2003. Therefore, a reliable estimate of its net loss for the year is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations in 2003 to expected EBITDA (Adjusted) from Consolidated Operations and expected Adjusted EBITDA including Unconsolidated Operations for that year. Since the EBITDA-Based Measures are calculated before income taxes and other income (expense), the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. Expected interest expense (net) for the year is approximately $210,000,000 and expected early repurchase of debt (formerly extraordinary loss) is approximately $27,592,000.


                                                                                         (Unaudited)

                                                                                         Year Ending
                                                                                         -----------
                                                                                      December 31, 2003
                                                                                      -----------------

          Income from operations                                                $           140,000,000
          Depreciation                                                                      158,500,000
          Amortization                                                                        1,400,000
          Noncash compensation                                                                  100,000
                                                                                ------------------------------
          EBITDA (Adjusted) from Consolidated Operations                                    300,000,000
          Equity in operations of unconsolidated theme parks                                 11,065,000
          Depreciation and amortization of unconsolidated theme parks                        16,700,000
          Third-party interest and other non-operating expenses of
           unconsolidated theme parks                                                         2,235,000
                                                                                ------------------------------
          Adjusted EBITDA including Unconsolidated Operations                   $           330,000,000
                                                                                ==============================


3. In April 2002, the FASB issued Statement No. 145 that eliminated the extraordinary loss classification on early debt extinguishments, which had been shown net of the related tax benefit. Consistent with that Statement, the accompanying statements of operations data present the costs as a pre-tax item under the line item "Early repurchase of debt." The per share data presented under the caption "Other Data" shows the income (loss) before extraordinary item that would have existed prior to the adoption of this Statement. For the nine months ended September 30, 2002, the per share amount is also shown before cumulative effect of an accounting change. For the nine months ended September 30, 2003, the amount of the early repurchase loss was $27,592,000 with a related tax benefit of $10,484,000. For the nine months ended September 30, 2002, the amount of the early repurchase loss was $29,895,000, with a related tax benefit of $11,360,000.


4. Diluted earnings per share for the three-month periods includes the effect of the conversion of the Company's preferred shares into common shares and excludes the dividends declared on such preferred shares.